UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
Sabine Pass LNG, L.P. (“Sabine Pass”), our wholly owned subsidiary, has issued an aggregate principal amount of $2,215.5 million of senior notes (the “Notes”), consisting of $550.0 million of 7¼% Senior Secured Notes due 2013 and $1,665.5 million of 7½% Senior Secured Notes due 2016, under an Indenture dated as of November 9, 2006 (as amended, the “Indenture”) among Sabine Pass, each of the guarantors from time to time party thereto, and The Bank of New York, as Trustee.
Sabine Pass LNG-GP, LLC, the general partner of Sabine Pass, received a letter dated February 15, 2011 (the “Letter”) from lawyers representing Centerbridge Partners, L.P. and its affiliates (collectively, “Centerbridge”), claiming to be significant holders of the Notes and alleging that Sabine Pass is in default under the terms of the Indenture. Sabine Pass believes that all of the allegations in the Letter are without merit and that Sabine Pass is in full compliance with the Indenture.
Centerbridge principally alleges in the Letter that the affiliate payments received by Sabine Pass from Cheniere Energy Investments, LLC (“Cheniere Investments”), a wholly owned subsidiary of Cheniere Energy Partners, L.P., under the Terminal Use Agreement between Sabine Pass and Cheniere Investments are not revenue of Sabine Pass under United States Generally Accepted Accounting Principles (“GAAP”). Therefore, Centerbridge alleges that Sabine Pass recorded revenue and earnings in 2010 on a basis that is not in accordance with GAAP and that, consequently, Sabine Pass reported financial statements that are materially false and misleading in violation of the terms of the Indenture.
Centerbridge alleges that Sabine Pass is in default under the terms of the Indenture. If an event of default had occurred and were continuing, the maturity date of the Notes could be accelerated, in which case the Notes would be repayable at par.
Centerbridge's assertions are wrong. Management has confirmed that revenues received from Cheniere Investments qualify as revenue under GAAP, that Cheniere Investments is engaged in the LNG business, and that Cheniere Investments has economic substance. Cheniere Energy, Inc. engages a nationally-recognized, independent, registered public accounting firm, different than its auditor, as its advisor to, among other things, assist it in determining that revenues are accounted for properly according to GAAP. That firm has agreed with management that the revenue treatment was proper.
Sabine Pass, Cheniere Energy, Inc. and Cheniere Energy Partners, L.P. filed their respective Annual Reports on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission on March 3, 2011, all of which included unqualified audit opinions from Ernst & Young LLP dated March 2, 2011. Sabine Pass believes that it is in full compliance with the Indenture and there is no event of default, as evidenced by the audited financial statements dated March 2, 2011. Management has furnished the financial statements to the Trustee together with an officer's certificate certifying that to the signing officer's knowledge no default or event of default has occurred and is continuing.
Centerbridge's actions have disrupted the businesses of Sabine Pass and Cheniere Energy, Inc. and its subsidiaries. We have filed a lawsuit against Centerbridge in the Harris County, Texas state district court for defamation, business disparagement and tortious interference with business relationships.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding business strategy, plans and objectives, (ii) statements expressing beliefs and expectations regarding activities, events or developments and (iii) statements regarding the outcome of matters described in this report. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: March 7, 2011	By:	/s/ MEG A. GENTLE
	Name:	Meg A. Gentle
	Title:	Senior Vice President and
Chief Financial Officer